EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of May 18, 2012 by and among Legacy Energy, Inc., a Delaware corporation (“Company”), NiMin Energy Corp., an Alberta corporation (“Parent”), CLMG Corp., a Nevada corporation, as administrative agent (“Administrative Agent”), and the lenders party to the Original Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Company, Parent, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of June 30, 2010 (as amended, supplemented or otherwise modified to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed; and

WHEREAS, Company, Parent, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Current Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Credit Agreement.

“Amendment Documents” means this Amendment and all other Loan Documents executed and delivered in connection herewith.

“Credit Agreement” means the Original Agreement as amended hereby.

“Released Claims” means any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (a) any of the Loan Documents or any Default or Event of Default thereunder, (b) any negotiation, discussion, enforcement action, agreement or failure to agree related to any Loan Document or any Default or Event of Default thereunder, or (c) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships among the various Credit Parties and Lender Parties.

“Released Persons” means Administrative Agent and Lenders, together with their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, and directors, and their respective successors and assigns.

ARTICLE II.

AMENDMENTS

Section 2.1. Optional Prepayments.

(a) Subsections (a) and (b) of Section 2.8 of the Original Agreement are hereby amended to replace each reference to the date “June 30, 2012” therein with the date “June 27, 2012”.

(b) The table in Section 2.8(b) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

Time Period	Percentage
June 28, 2012 through June 30, 2013	2.0%
Thereafter	0.0%

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Effective Date. The effectiveness of this Amendment as of the date first referenced above (the “Effective Date”) is subject to the satisfaction, or waiver in accordance with Section 10.1 of the Credit Agreement, of the following conditions:

(a) No Default. No Default shall exist at the Effective Date.

(b) Amendment Documents. Administrative Agent shall have received counterparts of each Amendment Document originally executed and delivered by each party thereto and in such numbers as Administrative Agent or its counsel may reasonably request.

(c) Closing Compliance Certificate. Administrative Agent shall have received a “Compliance Certificate” of the principal executive officer or principal financial officer of each of Parent and Company, dated the Effective Date, in the form of Exhibit A.

(d) Completion of Proceedings. All corporate, partnership, limited liability company, and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(e) Other Documentation. Administrative Agent shall have received all documents and instruments (in form and substance satisfactory to Administrative Agent) that Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1.

ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1. Representations, Warranties and Covenants of Parent and Company. In order to induce each Lender to enter into this Amendment, each of Parent and Company represents, warrants and covenants to each Lender Party that:

(a) No Credit Party is in default in the performance of any of its covenants and agreements contained in any Loan Document. No event has occurred and is continuing that constitutes a Default.

(b) All representations and warranties made by any Person in any Loan Document are true in all respects on and as of the Effective Date as if such representations and warranties had been made as of the Effective Date (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty is true in all respects as of such specific date).

(c) Each Credit Party has duly taken all action necessary to authorize the execution and delivery by it of this Amendment and the other Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Company is and will continue to be duly authorized to borrow funds and to perform its obligations under the Credit Agreement.

(d) The execution and delivery by the various Credit Parties of this Amendment and the other Amendment Documents to which each is a party, the performance by each of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with any provision of (A) any Law, (B) the organizational documents of any Credit Party, or (C) any material agreement, judgment, license, order or permit applicable to or binding upon any Credit Party or its property, (ii) result in the acceleration of any Indebtedness owed by any Credit Party, or (iii) result in or require the creation of any Lien upon any property of any Credit Party except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by any Credit Party of any Amendment Document or to consummate any transactions contemplated thereby.

(e) This Amendment, the Credit Agreement, and the other Amendment Documents are the legal, valid and binding obligations of each of the Credit Parties and each of their respective Affiliates that is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

(f) The audited annual Consolidated financial statements of Parent dated as of December 31, 2011 fairly present Parent’s Consolidated financial position at such dates and the Consolidated results of Parent’s operations and Parent’s Consolidated cash flows for the period ending on such date. Parent’s Consolidated and consolidating balance sheet dated as of March 31, 2012 and the Consolidated and consolidating statements Parent’s earnings and cash flows for the period from January 1, 2012 to March 31, 2012 fairly present Parent’s Consolidated financial position at such date. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no Material Adverse Change has occurred.

(g) If the Credit Parties shall elect to prepay all or any portion of the outstanding principal amount of the Loans on either June 28, 2012 or June 29, 2012 in accordance with Section 2.8(b) of the Credit Agreement, the payoff documentation executed and delivered in connection therewith shall include a release of claims from the Credit Parties in form and substance similar to Section 5.2 of this Amendment.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document or constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2. Release of Claims. TO INDUCE LENDER PARTIES TO ENTER INTO THIS AMENDMENT, EACH CREDIT PARTY HEREBY (A) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND WAIVES ANY AND ALL

SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AMENDMENT, (B) RELEASES AND FOREVER DISCHARGES THE RELEASED PERSONS FROM ANY AND ALL RELEASED CLAIMS, AND (C) COVENANTS NOT TO ASSERT (AND NOT TO ASSIST OR ENABLE ANY OTHER PERSON TO ASSERT) ANY RELEASED CLAIM AGAINST ANY RELEASED PERSON. THE CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT SUCH RELEASE IS A GENERAL RELEASE OF ANY AND ALL RELEASED CLAIMS THAT CONSTITUTES A FULL AND COMPLETE SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE RELEASED CLAIMS, ALL OF WHICH ARE HEREIN COMPROMISED AND SETTLED.

Section 5.3. Survival of Agreements. All representations, warranties, covenants and agreements of Parent and Company herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Credit Party hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Parent and Company under this Amendment and under the Credit Agreement.

Section 5.4. Loan Documents. This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Section 5.5. Governing Law. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 5.6. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

COMPANY:	LEGACY ENERGY, INC.

	By:	/s/ Jonathan S. Wimbish
Jonathan S. Wimbish
Chief Financial Officer

PARENT:	NIMIN ENERGY CORP.

	By:	/s/ Jonathan S. Wimbish
Jonathan S. Wimbish
Chief Financial Officer

ADMINISTRATIVE AGENT:	CLMG CORP., as Administrative Agent

	By:	/s/ James Erwin

Name: James Erwin
Title: Executive Vice President

LENDERS:	BEAL BANK USA

	By:	/s/ W.T. Saurenmann

Name: W.T. Saurenmann
Title: Authorized Signatory

EXHIBIT A

COMPLIANCE CERTIFICATE

LEGACY ENERGY, INC.

NIMIN ENERGY CORP.

May 18, 2012

Reference is made to that certain Credit Agreement dated as of June 30, 2010, among Legacy Energy, Inc., a Delaware corporation (“Company”), NiMin Energy Corp., an Alberta corporation (“Parent”), CLMG Corp., as Administrative Agent, and the Lenders named therein, as amended by that certain First Amendment to Credit Agreement dated as of even date herewith (as amended, the “Credit Agreement”). Terms that are defined in the Credit Agreement and used but not defined herein shall have the meanings given them in the Credit Agreement. The undersigned,                 , solely in his capacity as                 of Parent and Company, does hereby certify that he has made a thorough inquiry into all matters certified herein and, based upon such inquiry, experience, and the advice of counsel, does hereby further certify that:

1. I am the duly elected, qualified, and acting                 of Parent and Company.

2. All representations and warranties made by any Person in any Loan Document are true in all respects on and as of the date hereof as if such representations and warranties had been made as of the date hereof (except to the extent that any such representation or warranty was made as of a specific date, in which case such representation or warranty is true in all respects as of such specific date).

3. No Default or Event of Default exists on the date hereof.

4. No Material Adverse Change has occurred, and no event or circumstance has occurred that could cause a Material Adverse Change.

5. Each Credit Party has performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date hereof.

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IN WITNESS WHEREOF, the foregoing certifications are made and delivered as of the date first referenced above.

Name: